Exhibit 99.1

Alere Inc. Receives NYSE Notice Regarding
Late Form 10-K Filing

WALTHAM, Mass., March 21, 2016 – Alere Inc. (NYSE: ALR) (the “Company”) announced today that, as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”), it has received a notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

As previously disclosed, the reason for the delay is that the Company is continuing to conduct an analysis of certain aspects of the timing of revenue recognition, more specifically, revenue cutoff, in Africa and China for the years ended December 31, 2013, 2014 and 2015 (and each of the quarters in those annual periods). The Company will not be able to file the Form 10-K until this analysis is completed.  The Company will file the Form 10-K as soon as practicable.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 15, 2016 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE listing standards before that date by filing the Form 10-K with the SEC.

About Alere
Alere believes that when diagnosing and monitoring health conditions, Knowing now matters™. Alere delivers reliable and actionable information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for infectious disease, cardiometabolic disease and toxicology. For more information on Alere, please visit www.alere.com.

# # #

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “can,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the risk that the analysis discussed above is not completed in a timely manner, (ii) the risk that the failure by Alere to file its Form 10-K for the fiscal year ended December 31, 2015 in a timely manner could lead to the acceleration of the maturity of certain of the Company’s indebtedness or the delisting of the Company’s common stock by the NYSE, (iii) the possibility that the analysis discussed above uncovers an error or errors in revenue recognition which require adjustments which may be material, or material weaknesses in the Company’s internal controls over financial reporting, (iv) risks relating to the ongoing investigations by the SEC and the United States Department of Justice, (v) the risk that these or other risk factors impact the expected timing of the filing of the Form 10-K for the fiscal year ended December 31, 2015, and (vi) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Investor Relations
Juliet Cunningham
Vice President, Investor Relations
ir@alere.com
858.805.2232